                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  MCLEOD, INC.



     McLeod, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Corporation was originally incorporated on July 29, 1993, and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the same date.

     2. The original Certificate of Incorporation was duly amended on February 23, 1994 and April 28, 1995 (as corrected by a certificate of correction filed on May 3, 1995), the dates on which such amendments were filed with the Secretary of State of the State of Delaware.

     3. The Board of Directors of the Corporation, at a meeting duly called and held in accordance with the Bylaws of the Corporation and Section 141 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), duly adopted resolutions proposing and declaring advisable the adoption of the Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto.

     4. Holders of at least a majority of (i) the voting rights of the outstanding shares of stock of the Corporation, (ii) the outstanding shares of Class A Common Stock of the Corporation and (iii) the outstanding shares of Class B Common Stock of the Corporation, at an annual meeting duly called and held in accordance with the Bylaws of the Corporation and Section 211 of the Delaware General Corporation Law, duly approved the Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto.

     5. Having been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions previously filed with the Secretary of State of the State of Delaware on July 29, 1993, February 23, 1994, April 28, 1995 and May 3, 1995.

     6. The text of the Certificate of Incorporation of the Corporation hereby is amended and restated to read in its entirety as follows:

ARTICLE 1.       NAME

     The name of this corporation is MCLEOD, INC.

ARTICLE 2.       REGISTERED OFFICE AND AGENT

     The registered office of the Corporation shall be located at 1013
Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be The Prentice-Hall Corporation System, Inc.

ARTICLE 3.       PURPOSE AND POWERS

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.       CAPITAL STOCK

     4.1   AUTHORIZED SHARES

     The total number of shares of stock that the Corporation shall be authorized to issue is 100,150,000 shares, divided into four classes as follows: (i) 75,000,000 shares of Class A common stock having a par value of $.01 per share ("Class A Common Stock"); (ii) 22,000,000 shares of Class B common stock having a par value of $.01 per share ("Class B Common Stock");
(iii) 1,150,000 shares of Class A preferred stock having a par value of $5.50 per share ("Class A Preferred Stock"); and (iv) 2,000,000 shares of serial preferred stock, having a par value of $.01 per share (the "Preferred Stock").

     4.2.  CLASS A COMMON STOCK

              4.2.1.   RELATIVE RIGHTS

              The Class A Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Class A Preferred Stock and the Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock. Each share of Class A Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class A Common Stock.

              4.2.2.   DIVIDENDS

              Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class A Common Stock and the Class B Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class A Common Stock and the Class B Common Stock, then dividends may be paid equally on each share of the Class A Common Stock, the Class B Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

              4.2.3.   DISSOLUTION, LIQUIDATION, WINDING UP

              In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common Stock, the holders of the Class B Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock and the Class B Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

              4.2.4.   VOTING RIGHTS

              Each holder of shares of Class A Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class B Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class A Common Stock shall be entitled to cast one vote for each outstanding share of Class A Common Stock so held.



        4.3.  CLASS B COMMON STOCK

              4.3.1.      RELATIVE RIGHTS

              The Class B Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Class A Preferred Stock and the Preferred Stock, as set forth herein and in the certificate or certificates of designations filed to establish the respective series of Preferred Stock. Each share of Class B Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Class B Common Stock.

              4.3.2.      DIVIDENDS

              Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Class B Common Stock and the Class A Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Class B Common Stock and the Class A Common Stock, then dividends may be paid equally on each share of the Class B Common Stock, the Class A Common Stock and any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

              4.3.3.      DISSOLUTION, LIQUIDATION, WINDING UP

              In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Common Stock, the holders of the Class A Common Stock and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock and the Class A Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

              4.3.4.      VOTING RIGHTS

              Each holder of shares of Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of shares of Class A Common Stock and the holders of all other classes of stock entitled to attend and to vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Each holder of shares of Class B Common Stock shall be entitled to cast .40 vote for each outstanding share of Class B Common Stock so held.

              4.3.5.      CONVERSION RIGHTS

              The shares of Class B Common Stock may be converted into fully paid and nonassessable shares of Class A Common Stock at any time at the option of the holder thereof at the rate of one share of Class A Common Stock for each share of Class B Common Stock, subject to adjustment as provided below. If, at any time shares of Class B Common Stock are outstanding, the Corporation shall issue Class A Common Stock in a Class A Common Stock split without a corresponding Class B Common Stock split, the conversion rate shall be adjusted so that each share of Class B Common Stock shall be convertible into the number of shares of Class A Common Stock representing the same proportion of the total number of shares of Class A Common Stock outstanding after such stock split as the number of shares of Class A Common Stock into which such share of Class B Common Stock would have been convertible into in the absence of such stock split bears to the total number of shares of Class A Common Stock outstanding immediately prior to such stock split.

              Any holder of shares of Class B Common Stock desiring to convert all or any part of such holder's shares of Class B Common Stock into shares of Class A Common Stock shall give written notice thereof to the Corporation, specifying the number of shares of Class B Common Stock such holder desires to convert and the desired conversion date (the "Conversion Date"), which shall be on a business day not less than five days after the date of such notice. On and after the Conversion Date, such holder shall be entitled to receive, upon surrender of a certificate or certificates representing the shares of Class B Common Stock so converted, a certificate for the corresponding number of shares of Class A Common Stock, determined in accordance with the provisions hereof. All shares of Class B Common Stock to be converted on the Conversion Date shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares (except the right of the holder of the certificates for such shares to receive certificates for shares of Class A Common Stock) shall thereupon cease and terminate. Shares of Class B Common Stock converted pursuant to this paragraph shall be canceled and retired and shall not be reissued. Upon conversion, no fractional shares shall be issued and any fractions of a share shall be rounded up to the next highest number.

        4.4.  CLASS A PREFERRED STOCK

              4.4.1       RELATIVE RIGHTS

              No class of stock or debt senior to the Class A Preferred Stock may be issued by the Corporation (unless the proceeds of such issuance are used to redeem the Class A Preferred Stock) or any of the rights of the holders of shares of Class A

Preferred Stock shall be changed without majority approval of the holders of the Class A Preferred Stock voting as a class.

              4.4.2.      DIVIDENDS

              The holders of shares of Class A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for dividends, upon declaration of the Board of Directors, cash dividends per share per annum equal to the amount of interest that would accrue on the par value of the shares at an interest rate of New York Prime (as stated in the Wall Street Journal, changing as and when said rate shall change) plus 2%, payable semiannually on the last day of the months of March and September in each year. Such dividends shall accrue and be cumulative (whether or not in any semiannual dividend period there shall be funds of the Corporation legally available for the payment of such dividends), from the date of the last semiannual dividend date at which dividends were declared and paid on the Class A Preferred Stock of the Corporation. Each such dividend shall be paid to the holders of record of shares of Class A Preferred Stock as they appear on the stock register of the Corporation on the last day of the month next preceding the payment date. Dividends on account of arrearages for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to the holders of record on such date, which shall not be more than 45 days prior to the dividend payment date, as may be fixed by the Board of Directors of the Corporation, or by a committee of the Board of Directors duly authorized to fix such date. Accumulations of dividends shall not bear interest.

              4.4.3.      RIGHTS ON LIQUIDATION

              In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Class A Preferred Stock shall be entitled to receive, subject to the rights of any other class of stock which ranks senior to the Class A Preferred Stock as to distribution of assets on liquidation, but before any distribution is made on any class of stock ranking junior to the Class A Preferred Stock as to the payment of dividends or the distribution of assets, the sum of $5.50 per share, plus any arrearages on dividends thereon.

              4.4.4.      REDEMPTION

              The shares of Class A Preferred Stock are redeemable by the Corporation, in whole or in part after issuance, at $5.50 per share, plus in each case accumulated but unpaid dividends thereon to the date fixed for redemption (the "Redemption Price"). The mandatory redemption shall be determined semiannually on the last day of the months of March and September payable within 30 days thereafter and shall be equal to the number of shares that can be redeemed from the amount of Free Cash Flow for that period. For the purposes of this section, "Free Cash Flow" shall mean earnings before interest, depreciation, amortization, and other non-cash items, less total debt service and reasonable working capital needs.

                 In the event the Corporation shall have Free Cash Flow available to redeem shares of Class A Preferred Stock, a redemption notice shall be mailed, not less than 10 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the aggregate number of shares of Class A Preferred Stock to be redeemed and, if less than all the shares of Class A Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon surrender of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. Notice having been mailed, from and after the redemption date (unless the Corporation shall default in providing money for the payment of the Redemption Price for the shares so called for redemption) dividends on the shares of the Class A Preferred Stock so redeemed shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price for such shares) shall cease. If less than all the outstanding shares of Class A Preferred Stock are to be redeemed, the redemption shall be pro rata (as nearly as may be). A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. No failure to mail such notice or any defect in the notice or in the mailing, shall affect the validity of the proceedings for such redemption, except as to the holder to whom the Corporation has failed to mail such notice or whose notice was defective.

                 Notwithstanding the foregoing provisions of this Section, if any dividends on the Class A Preferred Stock are in arrears, no shares of Class A Preferred Stock shall be redeemed unless (a) the holders of two-thirds of the outstanding shares of Class A Preferred Stock shall have consented thereto or
(b) all outstanding shares of the Class A Preferred Stock are simultaneously redeemed.

                 A holder of shares of Class A Preferred Stock has no preemptive right to acquire unissued shares of stock of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares and has no preemptive right to acquire treasury shares of the Corporation.

                 As long as any shares of Class A Preferred Stock are issued and outstanding, the Board of Directors shall cause the number of directors to be increased by two. For so long as any shares of Class A Preferred Stock are outstanding, the holders of the shares of Class A Preferred Stock, voting as a class, shall have the exclusive right to nominate and vote for the election of the two additional directors to the Board of Directors. At such time as there are no longer any shares of Class A Preferred Stock outstanding, the Board of Directors shall cause the number of directors to be reduced by two.

        4.5.  PREFERRED STOCK

        The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and filing a certificate pursuant to the applicable provision of the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designation, preferences, relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

        4.6.  REDEMPTION

        Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                 (A) The redemption price of the shares to be redeemed pursuant to this Section 4.6 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares;

                 (B) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

                 (C) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                 (D) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed;

                 (E) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

                 (F) Such additional terms and conditions as the Board of Directors shall determine.

For purposes of this Section 4.6:

                 (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

                 (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this Section 4.6; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

                 (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.6.

                 (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this
                          Section 4.6, at least equal to the price required to be paid pursuant to paragraph (A) of this Section 4.6 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions).

ARTICLE 5.    BOARD OF DIRECTORS

              5.1.  DIRECTORS; NUMBER; ELECTION

        The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

         The Board of Directors shall be divided into three classes (designated as Class I, Class II, and Class III), as nearly equal in number as possible.
At each annual meeting of stockholders, the successors to the Class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected by a plurality of the voting rights represented by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         If the number of directors is changed by resolution of the Board of Directors pursuant to this Article 5 or pursuant to Section 4.4.4, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of an incumbent director.

         Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the holders of Class A Common Stock, Class B Common Stock and any other stockholders having the right to vote with the Class A Common Stock and the Class B Common Stock as a single class may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

         5.2.  MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

         The business and affairs of the Corporation shall be managed by or under the directors of the Board of Directors.

         5.3. LIMITATION OF LIABILITY

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 6.       INDEMNIFICATION

     Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided in the Corporation's Bylaws) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereinafter be amended (but such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment) against all expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

ARTICLE 7.       COMPROMISE OR ARRANGEMENTS

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8.       AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right, at any time and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws for the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, except that Sections 5.1 (Election of Directors) and 5.3 (Limitation of Liability), Article 6 (Indemnification) and this Article 8 may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the voting rights represented by the shares entitled to vote thereon and the affirmative vote of a majority of the members of the entire Board of Directors; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

ARTICLE 9.       AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation.

         IN WITNESS WHEREOF, McLeod, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 30th day of April, 1996.





                                 McLeod, Inc.


                                 By:  /s/ Clark E. McLeod
                                      --------------------------------
                                 Name:  Clark E. McLeod
                                      --------------------------------
                                 Title:  Chairman and Chief Executive
                                       -------------------------------
                                          Officer
                                       -------------------------------

ATTEST:



/s/ Casey D. Mahon
- ---------------------------
Name:  Casey D. Mahon
     ----------------------
Title:  Secretary
      ---------------------